CSW International Two, Inc.*
                    Statement of Income
       For the Twelve Months Ended September 30, 1999
                        (Unaudited)


                                                   (millions)
Operating Revenues
    Electric revenues                                $ 1,493
    Other diversified                                    180
                                                  -----------
                                                       1,673

Operating Expenses
    Cost of electric sales                               968
    General and administrative                           306
    Depreciation and amortization                        110
    Other diversified                                    105
                                                  -----------
                                                       1,489

Operating Income                                         184
                                                  -----------

Other Income and (Deductions)
    Investment Income                                     23
    Interest income                                        5
    Interest expense                                    (104)
                                                  -----------
                                                         (76)
                                                  -----------

Income Before Income Taxes                               108

Provision for Income Taxes                                12
                                                  -----------

Net Income                                              $ 96
                                                  ===========


* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.